Exhibit 99.1
News Release
Pentair Reports Third Quarter 2014 Results

•	Third quarter sales of $1.8 billion.

•	EPS grew 22 percent to $1.00 and operating margins expanded 130 basis points to 15.2 percent compared to 2013 adjusted results.

•	Free cash flow exceeded $260 million in the quarter and the company expects to deliver full year free cash flow greater than 110 percent of net income.

•	The company updates 2014 adjusted EPS guidance to a range of $3.72 - $3.74 from a range of $3.65 - $3.70.
Reconciliations of GAAP to Non-GAAP measures are in the attached financial tables.
MANCHESTER, United Kingdom — October 21, 2014— Pentair plc (NYSE: PNR) today announced third quarter 2014 sales of $1.8 billion. Sales were up 3 percent compared to sales for the same period last year. Third quarter 2014 earnings per diluted share from continuing operations (“EPS”) were $1.00, up 22 percent from adjusted EPS of $0.82 in the third quarter of last year. On a GAAP basis, the company reported EPS of $0.81 in the third quarter of 2013. Adjusted EPS and operating income exclude repositioning costs, acquisition and redomicile-related expenses, gain/loss on sale of a business and certain tax items.
Third quarter 2014 operating income was $267 million, up 12 percent compared to adjusted operating income for third quarter 2013, and operating margins were 15.2 percent, an expansion of 130 basis points when compared to adjusted 2013 operating margins. Price and productivity more than offset inflation during the quarter.
Free cash flow in the quarter was over $260 million and $600 million for the first nine months of 2014. The company expects to deliver full year free cash flow greater than 110 percent of net income.
On July 28, 2014 Pentair's Board of Directors approved a decision to exit its Water Transport business in Australia. The results of the Water Transport business have been presented as discontinued operations and the assets and liabilities of the Water Transport business have been reclassified as held for sale for all periods presented. In connection with the decision to exit the business, Pentair recognized an impairment charge of $380 million, net of tax, in the third quarter of 2014, representing our estimated loss on disposal.
Pentair paid dividends of $0.30 per share in the third quarter of 2014. Pentair had previously announced on May 20, 2014 the approval by its shareholders of an ordinary cash dividend of $1.20 per share in four equal quarterly installments of $0.30 in each of the third and fourth quarter of 2014 and the first and second quarter of 2015. Pentair has increased its dividend for 38 consecutive years.
“All five of our verticals contributed to growth this quarter,” said Randall J. Hogan, Pentair Chairman and Chief Executive Officer. "Superior execution drove another quarter of robust margin expansion and a sixth consecutive quarter of EPS growth greater than 20 percent."
THIRD QUARTER BUSINESS HIGHLIGHTS
All third quarter 2014 results are presented on a GAAP basis as there were no adjustments in the quarter. Unless otherwise indicated, all comparisons are year-over-year against 2013 adjusted results. See attached reconciliations of these Non-GAAP measures.
Valves & Controls delivered third quarter 2014 sales of $613 million, flat versus the prior year quarter. Backlog decreased 6 percent to $1.3 billion compared to second quarter 2014.

•
Sales in the Energy vertical, which accounted for approximately 60 percent of Valves & Controls revenue in the quarter, decreased 3 percent. Sales to the oil & gas industry were up 3 percent while sales to the power industry decreased 13 percent. Sales to the mining industry decreased 6 percent.

•	Sales in the Industrial vertical, which accounted for approximately 40 percent of Valves & Controls revenue in the quarter, increased 5 percent.

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Valves & Controls delivered third quarter operating income of $96 million, up 20 percent compared to $80 million in the same quarter last year. Third quarter operating margins increased 260 basis points to 15.7 percent.
Process Technologies third quarter sales were $438 million, up 4 percent versus the prior year quarter.

•	Sales in the Residential & Commercial vertical, which accounted for approximately 60 percent of Process Technologies revenue in the quarter, increased 7 percent.

•	Sales in the Food & Beverage vertical, which accounted for approximately 25 percent of Process Technologies revenue in the quarter, increased 5 percent.
Process Technologies third quarter operating income of $58 million represented a 3 percent decrease as compared to $60 million in the same period last year. Operating margins decreased by 90 basis points to 13.3 percent.
Flow Technologies delivered third quarter 2014 sales of $275 million, down 2 percent versus the prior year quarter.

•	Sales in the Residential & Commercial vertical, which accounted for approximately 50 percent of Flow Technologies revenue in the quarter, decreased 3 percent.

•	Sales in the Food & Beverage vertical, which accounted for approximately 15 percent of Flow Technologies revenue in the quarter, increased 2 percent.

•	Sales in the Industrial vertical, which accounted for approximately 15 percent of Flow Technologies revenue in the quarter, decreased 9 percent.

•	Sales in the Infrastructure vertical, which accounted for approximately 15 percent of Flow Technologies revenue in the quarter, decreased 2 percent.
Flow Technologies delivered third quarter operating income of $39 million, flat compared to $39 million in the same quarter last year. Third quarter 2014 operating margins increased 30 basis points to 14.1 percent.
Technical Solutions delivered third quarter 2014 sales of $439 million, up 8 percent versus the prior year quarter.

•	Sales in the Industrial vertical, which accounted for approximately 45 percent of Technical Solutions revenue in the quarter, increased 5 percent.

•	Sales in the Energy vertical, which accounted for approximately 25 percent of Technical Solutions revenue in the quarter, increased 13 percent.

•	Sales in the Infrastructure vertical, which accounted for approximately 15 percent of Technical Solutions revenue in the quarter, increased 12 percent.

•	Sales in the Residential & Commercial vertical, which accounted for approximately 15 percent of Technical Solutions revenue in the quarter, increased 9 percent.
Technical Solutions delivered third quarter operating income of $97 million, up 15 percent compared to $84 million in the same quarter last year. Third quarter 2014 operating margins increased 140 basis points to 22.0 percent.
OUTLOOK
The company updated its full year 2014 adjusted EPS guidance to a range of $3.72 - $3.74, which represents an increase of approximately 22 percent from 2013 adjusted EPS of $3.05. The company anticipates full year 2014 sales of $7.1 billion, or up approximately 1 to 2 percent over 2013 sales. The company expects to generate free cash flow in excess of 110 percent of net income in 2014.
“With our third quarter results exceeding our prior forecast, we are raising our full year expectations,” said Hogan. “The progress we have made in expanding margins based on our ability to deliver on productivity and synergies strengthens our momentum for the future.”
In addition, the company introduced fourth quarter 2014 EPS guidance of $1.02 - $1.04, up approximately 20 percent versus the same quarter last year's adjusted EPS. The company expects fourth quarter revenue to be approximately $1.86 billion, which would be up approximately 1 to 2 percent compared to fourth quarter 2013 revenue.

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EARNINGS CONFERENCE CALL
Pentair Chairman and CEO Randall J. Hogan and Chief Financial Officer John L. Stauch will discuss the company’s performance and third quarter 2014 results on a two-way conference call with investors at 9:00 a.m. Eastern today. A live audio webcast of the call, along with the related presentation, can be accessed in the Investors section of the company’s website, www.pentair.com, shortly before the call begins. Reconciliations of non-GAAP financial measures are set forth in the attachments to this release and in the presentation, both of which can be found on Pentair’s website. The webcast and presentation will be archived at the company’s website following the conclusion of the event.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “positioned,” “strategy,” “future” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the ability to successfully integrate the Flow Control business and achieve expected benefits from such combination; the ability to successfully complete the disposition of our Water Transport business on anticipated terms and timetable; overall global economic and business conditions; competition and pricing pressures in the markets we serve; the strength of housing and related markets; volatility in currency exchange rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; increased risks associated with operating foreign businesses; the ability to deliver backlog and win future project work; failure of markets to accept new product introductions and enhancements; the ability to successfully identify, complete and integrate acquisitions; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the outcome of litigation and governmental proceedings; the ability to achieve our long-term strategic operating goals; and the ability to achieve the expected benefits from our recent redomicile. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission (“SEC”), including in our 2013 Annual Report on Form 10-K. All forward-looking statements speak only as of the date of this report. We assume no obligation, and disclaim any obligation, to update the information contained in this report.

ABOUT PENTAIR PLC
Pentair plc (www.pentair.com) delivers industry-leading products, services and solutions for its customers’ diverse needs in water and other fluids, thermal management and equipment protection. With 2013 revenues of $7.0 billion, Pentair employs approximately 30,000 people worldwide.

PENTAIR CONTACTS:
Jim Lucas
Vice President, Investor Relations
Direct: 763-656-5575
Email: jim.lucas@pentair.com

Rebecca Osborn
Senior Manager, External Communications
Direct: 763-656-5589
Email: rebecca.osborn@pentair.com

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Pentair plc and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)

	Three months ended		Nine months ended
In millions, except per-share data	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013
Net sales	$1,758.4	$1,713.3	$5,236.5	$5,168.7
Cost of goods sold	1,133.7	1,098.6	3,401.4	3,429.1
Gross profit	624.7	614.7	1,835.1	1,739.6
% of net sales	35.5%	35.9%	35.0%	33.7%
Selling, general and administrative	328.8	353.4	1,071.0	1,143.5
% of net sales	18.7%	20.7%	20.4%	22.2%
Research and development	28.5	31.3	88.2	94.8
% of net sales	1.6%	1.8%	1.7%	1.8%
Operating income	267.4	230.0	675.9	501.3
% of net sales	15.2%	13.4%	12.9%	9.7%
Other (income) expense:
Equity income of unconsolidated subsidiaries	(0.3)	(0.5)	(0.9)	(1.7)
Loss (gain) on sale of businesses	—	(0.1)	0.2	(16.8)
Net interest expense	17.1	17.5	51.1	53.8
% of net sales	1.0%	1.0%	1.0%	1.0%
Income from continuing operations before income taxes and noncontrolling interest	250.6	213.1	625.5	466.0
Provision for income taxes	58.1	46.7	148.3	112.9
Effective tax rate	23.2%	21.9%	23.7%	24.2%
Net income from continuing operations before noncontrolling interest	192.5	166.4	477.2	353.1
Income from discontinued operations, net of tax	1.6	7.8	2.6	29.8
Loss from sale / impairment of discontinued operations, net of tax	(380.1)	—	(385.7)	—
Net income (loss) before noncontrolling interest	(186.0)	174.2	94.1	382.9
Noncontrolling interest	—	1.4	—	4.3
Net income (loss) attributable to Pentair plc	$(186.0)	$172.8	$94.1	$378.6
Earnings (loss) per common share attributable to Pentair plc
Basic
Continuing operations	$1.01	$0.83	$2.47	$1.73
Discontinued operations	(1.99)	0.04	(1.98)	0.14
Basic earnings (loss) per ordinary share attributable to Pentair plc	$(0.98)	$0.87	$0.49	$1.87
Diluted
Continuing operations	$1.00	$0.81	$2.43	$1.70
Discontinued operations	(1.95)	0.04	(1.95)	0.14
Diluted earnings (loss) per ordinary share attributable to Pentair plc	$(0.95)	$0.85	$0.48	$1.84
Weighted average common shares outstanding
Basic	190.2	199.3	193.2	202.1
Diluted	193.1	202.8	196.4	205.6
Cash dividends paid per common share	$0.30	$0.25	$0.80	$0.71

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Pentair plc and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	September 27, 2014	December 31, 2013
In millions
Assets
Current assets
Cash and cash equivalents	$156.6	$256.0
Accounts and notes receivable, net	1,180.9	1,285.0
Inventories	1,199.4	1,195.1
Other current assets	386.3	361.6
Current assets held for sale	129.2	134.4
Total current assets	3,052.4	3,232.1
Property, plant and equipment, net	990.8	1,044.3
Other assets
Goodwill	4,792.6	4,860.7
Intangibles, net	1,648.6	1,749.9
Other non-current assets	406.3	390.0
Non-current assets held for sale	36.2	466.3
Total other assets	6,883.7	7,466.9
Total assets	$10,926.9	$11,743.3
Liabilities and Equity
Current liabilities
Current maturities of long-term debt and short-term borrowings	$2.5	$2.5
Accounts payable	527.2	576.9
Employee compensation and benefits	287.4	312.4
Other current liabilities	791.1	645.9
Current liabilities held for sale	60.5	72.5
Total current liabilities	1,668.7	1,610.2
Other liabilities
Long-term debt	2,960.7	2,547.9
Pension and other post-retirement compensation and benefits	279.1	320.2
Deferred tax liabilities	558.4	557.0
Other non-current liabilities	480.7	456.4
Non-current liabilities held for sale	11.9	33.9
Total liabilities	5,959.5	5,525.6
Equity	4,967.4	6,217.7
Total liabilities and equity	$10,926.9	$11,743.3

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Pentair plc and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
	Nine months ended
In millions	September 27, 2014	September 28, 2013
Operating activities
Net income before noncontrolling interest	$94.1	$382.9
Income from discontinued operations, net of tax	2.6	29.8
Loss from sale / impairment of discontinued operations, net of tax	(385.7)	—
Net income from continuing operations before noncontrolling interest	477.2	353.1
Adjustments to reconcile net income from continuing operations before noncontrolling interest to net cash provided by (used for) operating activities of continuing operations
Equity income of unconsolidated subsidiaries	(0.9)	(1.7)
Depreciation	103.9	108.9
Amortization	85.9	106.7
Deferred income taxes	6.7	22.8
Loss (gain) on sale of businesses	0.2	(16.8)
Share-based compensation	24.8	25.3
Excess tax benefits from share-based compensation	(10.0)	(7.4)
Loss on sale of assets	1.0	3.9
Changes in assets and liabilities, net of effects of business acquisitions
Accounts and notes receivable	71.5	(40.1)
Inventories	(38.5)	10.0
Other current assets	(36.8)	(10.2)
Accounts payable	(34.4)	16.7
Employee compensation and benefits	(11.9)	38.5
Other current liabilities	95.4	11.8
Other non-current assets and liabilities	(45.9)	(10.1)
Net cash provided by (used for) operating activities of continuing operations	688.2	611.4
Net cash provided by (used for) operating activities of discontinued operations	(4.8)	22.6
Net cash provided by (used for) operating activities	683.4	634.0
Investing activities
Capital expenditures	(92.5)	(126.3)
Proceeds from sale of property and equipment	4.1	3.7
Proceeds from sale of businesses, net	0.3	30.9
Acquisitions, net of cash acquired	—	(84.4)
Other	0.6	(0.8)
Net cash provided by (used for) investing activities	(87.5)	(176.9)
Financing activities
Net receipts (repayments) of short-term borrowings	0.3	—
Net receipts (repayments) of commercial paper and revolving long-term debt	426.2	122.5
Repayments of long-term debt	(13.2)	(6.2)
Debt issuance costs	—	(1.4)
Excess tax benefits from share-based compensation	10.0	7.4
Shares issued to employees, net of shares withheld	30.3	70.8
Repurchases of common shares	(850.0)	(540.3)
Dividends paid	(156.2)	(143.9)
Purchase of noncontrolling interest	(134.7)	—
Distribution to noncontrolling interest	—	(2.0)
Net cash provided by (used for) financing activities	(687.3)	(493.1)
Effect of exchange rate changes on cash and cash equivalents	(8.0)	17.8
Change in cash and cash equivalents	(99.4)	(18.2)
Cash and cash equivalents, beginning of period	256.0	237.4
Cash and cash equivalents, end of period	$156.6	$219.2
Free cash flow
Net cash provided by (used for) operating activities of continuing operations	$688.2	$611.4
Capital expenditures	(92.5)	(126.3)
Proceeds from sale of property and equipment	4.1	3.7
Free cash flow	$599.8	$488.8

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Pentair plc and Subsidiaries
Supplemental Financial Information by Reportable Segment (Unaudited)

	2014
In millions	First Quarter	Second Quarter	Third Quarter	Nine Months
Net sales
Valves & Controls	$534.8	$633.9	$613.4	$1,782.1
Process Technologies	418.3	496.8	437.8	1,352.9
Flow Technologies	282.0	300.3	274.5	856.8
Technical Solutions	415.3	408.6	438.8	1,262.7
Other	(6.4)	(5.5)	(6.1)	(18.0)
Consolidated	$1,644.0	$1,834.1	$1,758.4	$5,236.5
Operating income (loss)
Valves & Controls	$52.2	$71.5	$96.4	$220.1
Process Technologies	46.3	82.4	58.1	186.8
Flow Technologies	29.6	34.1	38.8	102.5
Technical Solutions	76.2	73.6	96.5	246.3
Other	(22.2)	(35.2)	(22.4)	(79.8)
Consolidated	$182.1	$226.4	$267.4	$675.9
Operating income as a percent of net sales
Valves & Controls	9.8%	11.3%	15.7%	12.4%
Process Technologies	11.1%	16.6%	13.3%	13.8%
Flow Technologies	10.5%	11.4%	14.1%	12.0%
Technical Solutions	18.4%	18.0%	22.0%	19.5%
Consolidated	11.1%	12.3%	15.2%	12.9%

	2013
In millions	First Quarter	Second Quarter	Third Quarter	Nine Months
Net sales
Valves & Controls	$585.8	$619.9	$611.5	$1,817.2
Process Technologies	396.6	477.6	421.2	1,295.4
Flow Technologies	279.1	305.0	281.5	865.6
Technical Solutions	410.0	397.4	405.9	1,213.3
Other	(7.8)	(8.2)	(6.8)	(22.8)
Consolidated	$1,663.7	$1,791.7	$1,713.3	$5,168.7
Operating income (loss)
Valves & Controls	$(18.6)	$56.9	$76.6	$114.9
Process Technologies	43.4	76.8	57.1	177.3
Flow Technologies	23.4	38.4	38.7	100.5
Technical Solutions	53.3	65.1	82.2	200.6
Other	(35.1)	(32.3)	(24.6)	(92.0)
Consolidated	$66.4	$204.9	$230.0	$501.3
Operating income (loss) as a percent of net sales
Valves & Controls	(3.2)%	9.2%	12.5%	6.3%
Process Technologies	10.9%	16.1%	13.6%	13.7%
Flow Technologies	8.4%	12.6%	13.8%	11.6%
Technical Solutions	13.0%	16.4%	20.3%	16.5%
Consolidated	4.0%	11.4%	13.4%	9.7%

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Pentair plc and Subsidiaries
Reconciliation of the GAAP “As Reported” year ended December 31, 2014 to the “Adjusted” non-GAAP excluding the effect of 2014 adjustments (Unaudited)

	Actual		Forecast
In millions, except per-share data	First Quarter	Second Quarter	Full Year
Total Pentair
Net sales	$1,644.0	$1,834.1	approx	$7,100
Operating income—as reported	182.1	226.4	approx	939
% of net sales	11.1%	12.3%	approx	13.2%
Adjustments:
Restructuring and other	17.0	44.1	approx	61
Redomicile related expenses	1.5	8.8	approx	10
Operating income—as adjusted	200.6	279.3	approx	1,010
% of net sales	12.2%	15.2%	approx	14.3%
Net income from continuing operations attributable to Pentair plc—as reported	125.5	159.2	approx	667
Adjustments, net of tax	16.4	41.5	approx	58
Net income from continuing operations attributable to Pentair plc—as adjusted	$141.9	$200.7	approx	$725
Continuing earnings per common share attributable to Pentair plc—diluted
Diluted earnings per common share—as reported	$0.63	$0.81	approx	$3.43 - $3.45
Adjustments	0.08	0.21	approx	0.29
Diluted earnings per common share—as adjusted	$0.71	$1.02	approx	$3.72 - $3.74

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Pentair plc and Subsidiaries
Reconciliation of the GAAP “As Reported” year ended December 31, 2014 to the “Adjusted” non-GAAP excluding the effect of 2014 adjustments (Unaudited)

	Actual		Forecast
In millions	First Quarter	Second Quarter	Full Year
Valves & Controls
Net sales	$534.8	$633.9	approx	$2,435
Operating income—as reported	52.2	71.5	approx	318
% of net sales	9.8%	11.3%	approx	13.1%
Adjustments:
Restructuring and other	9.5	17.9	approx	27
Operating income—as adjusted	61.7	89.4	approx	345
% of net sales	11.5%	14.1%	approx	14.0%
Process Technologies
Net sales	$418.3	$496.8	approx	$1,845
Operating income —as reported	46.3	82.4	approx	252
% of net sales	11.1%	16.6%	approx	13.7%
Adjustments:
Restructuring and other	2.8	10.2	approx	13
Operating income—as adjusted	49.1	92.6	approx	265
% of net sales	11.7%	18.6%	approx	14.5%
Flow Technologies
Net Sales	$282.0	$300.3	approx	$1,110
Operating income—as reported	29.6	34.1	approx	125
% of net sales	10.5%	11.4%	approx	11.3%
Adjustments:
Restructuring and other	2.7	7.5	approx	10
Operating income—as adjusted	32.3	41.6	approx	135
% of net sales	11.5%	13.9%	approx	12.0%
Technical Solutions
Net sales	$415.3	$408.6	approx	$1,730
Operating income—as reported	76.2	73.6	approx	354
% of net sales	18.4%	18.0%	approx	20.5%
Adjustments:
Restructuring and other	2.9	3.2	approx	6
Operating income—as adjusted	79.1	76.8	approx	360
% of net sales	19.1%	18.8%	approx	20.5%

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Pentair plc and Subsidiaries
Reconciliation of the GAAP “As Reported” year ended December 31, 2013 to the “Adjusted” non-GAAP excluding the effect of 2013 adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Total Pentair
Net sales	$1,663.7	$1,791.7	$1,713.3	$1,831.0	$6,999.7
Operating income—as reported	66.4	204.9	230.0	241.3	742.6
% of net sales	4.0%	11.4%	13.4%	13.2%	10.6%
Adjustments:
Inventory step-up and customer backlog	76.6	10.0	—	—	86.6
Restructuring and other	26.6	31.3	7.9	54.1	119.9
Pension and other post-retirement mark-to-market gain	—	—	—	(63.2)	(63.2)
Trade name impairment	—	—	—	11.0	11.0
Redomicile related expenses	—	—	—	5.4	5.4
Operating income—as adjusted	169.6	246.2	237.9	248.6	902.3
% of net sales	10.2%	13.7%	13.9%	13.6%	12.9%
Net income from continuing operations attributable to Pentair plc—as reported	45.2	138.6	165.0	162.9	511.7
Gain on sale of businesses, net of tax	(12.5)	—	—	(3.0)	(15.5)
Interest expense, net of tax	—	1.6	—	—	1.6
Adjustments, net of tax	79.8	33.0	0.5	13.4	126.7
Net income from continuing operations attributable to Pentair plc—as adjusted	$112.5	$173.2	$165.5	$173.3	$624.5
Continuing earnings per common share attributable to Pentair plc—diluted
Diluted earnings per common share—as reported	$0.22	$0.67	$0.81	$0.81	$2.50
Adjustments	0.32	0.17	0.01	0.05	0.55
Diluted earnings per common share—as adjusted	$0.54	$0.84	$0.82	$0.86	$3.05

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Pentair plc and Subsidiaries
Reconciliation of the GAAP “As Reported” year ended December 31, 2013 to the “Adjusted” non-GAAP excluding the effect of 2013 adjustments (Unaudited)

In millions	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
Valves & Controls
Net sales	$585.8	$619.9	$611.5	$652.0	$2,469.2
Operating income (loss)—as reported	(18.6)	56.9	76.6	46.5	161.4
% of net sales	(3.2)%	9.2%	12.5%	7.1%	6.5%
Adjustments:
Restructuring and other	7.3	17.0	3.7	32.8	60.8
Inventory step-up and customer backlog	70.6	10.0	—	—	80.6
Operating income—as adjusted	59.3	83.9	80.3	79.3	302.8
% of net sales	10.1%	13.5%	13.1%	12.2%	12.3%
Process Technologies
Net sales	$396.6	$477.6	$421.2	$470.5	$1,765.9
Operating income—as reported	43.4	76.8	57.1	65.9	243.2
% of net sales	10.9%	16.1%	13.6%	14.0%	13.7%
Adjustments:
Restructuring and other	2.4	2.7	2.8	1.7	9.6
Inventory step-up and customer backlog	0.4	—	—	—	0.4
Operating income—as adjusted	46.2	79.5	59.9	67.6	253.2
% of net sales	11.6%	16.6%	14.2%	14.4%	14.2%
Flow Technologies
Net sales	$279.1	$305.0	$281.5	$266.0	$1,131.6
Operating income—as reported	23.4	38.4	38.7	17.8	118.3
% of net sales	8.4%	12.6%	13.8%	6.7%	10.5%
Adjustments:
Restructuring and other	4.3	2.9	—	6.8	14.0
Operating income—as adjusted	27.7	41.3	38.7	24.6	132.3
% of net sales	9.9%	13.5%	13.8%	9.2%	11.7%
Technical Solutions
Net sales	$410.0	$397.4	$405.9	$450.1	$1,663.4
Operating income—as reported	53.3	65.1	82.2	84.4	285.0
% of net sales	13.0%	16.4%	20.3%	18.8%	17.1%
Adjustments:
Restructuring and other	10.7	4.9	1.5	3.6	20.7
Tradename impairment	—	—	—	11.0	11.0
Inventory step-up and customer backlog	5.7	—	—	—	5.7
Operating income—as adjusted	69.7	70.0	83.7	99.0	322.4
% of net sales	17.0%	17.6%	20.6%	22.0%	19.4%